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                                                                      Exhibit 23


[KPMG LOGO]

        2001 M Street, N.W.
        Washington, D.C. 20036










                             ACCOUNTANTS' CONSENT
                             --------------------


The Board of Directors
MeriStar Hotels & Resorts, Inc.


We consent to incorporation by reference in the registration statement
(No. 333-60545) on Form S-8 (for the Non-Employee Directors' Incentive Plan), the registration statement (No. 333-60539) on Form S-8 (for the Incentive Plan), the registration statement (No. 333-61731 on Form S-8 (for The Employee Stock Purchase Plan), and the registration statement (No. 333-84531) on Form S-3 of MeriStar Hotels & Resorts, Inc. of our report dated February 19, 2001 relating to the consolidated balance sheets of MeriStar Hotels & Resorts, Inc. as of December 31, 2000 and 1999 and the related consolidated statements of operations and other comprehensive income, stockholders' equity and owners' equity and cash flows for each of the years in the three-year period ended December 31, 2000; which report appears in the December 31, 2000 annual report on Form 10-K of MeriStar Hotels & Resorts, Inc.



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Washington, D.C.
March 30, 2001